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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                                           06-1397316
--------------------------------------                 ------------------------
 (State or Other Jurisdiction                               (IRS Employer
     of Incorporation)                                   Identification No.)


251 BALLARDVALE STREET, WILMINGTON, MA                           01887
--------------------------------------                 ------------------------
(Address of Principal Executive Offices)                       (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /


Securities Act registration statement file number to which this form relates:
                                       333-35524
                                    ---------------
                                    (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


----------------------------                 ----------------------------------
   Title of Each Class                         Name of Each Exchange on Which
   to be so Registered                         Each Class is to be Registered


COMMON STOCK, $.01 PAR VALUE                       NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                           -------------------------
                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         COMMON STOCK, $.01 PAR VALUE

     The capital stock of Charles River Laboratories International, Inc. (the "Company") to be registered on the New York Stock Exchange, Inc. (the "Exchange") is the Company's Common Stock, par value $.01 per share (the "Common Stock").

     The description of the Company's Common Stock is set forth in the information provided under "Description of Capital Stock" in the prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-1 (File Number 333-35524) filed under the Securities Act of 1933 with the Securities and Exchange Commission on June 6, 2000 (as amended from time to time, the "Registration Statement"), which information is incorporated herein by reference.

     Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.


ITEM 2.  EXHIBITS.

     None.


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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         CHARLES RIVER LABORATORIES INTERNATIONAL, INC.


                         By:  /s/ Dennis R. Shaughnessy
                              -------------------------------------------------
                              Name:  Dennis R. Shaughnessy
                              Title: Senior Vice President and General Counsel


Dated: June 6, 2000


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